UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 6, 2010
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                             SJW Corp.
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     (Exact name of registrant as specified in its charter)

        California                1-8966            77-0066628
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(State or other jurisdiction    (Commission       (IRS Employer
    of incorporation)           File Number)    Identification No.)

  110 W. Taylor Street, San Jose, California           95110
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   (Address of principal executive offices)          (Zip Code)

                           (408) 279-7800
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         Registrant's telephone number, including area code

                            Not Applicable
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    (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.06  Material Impairments.

SJW Land Company, the registrant's wholly owned subsidiary, entered into an option agreement dated December 3, 2010 for the sale of its three hundred sixty-one thousand five hundred (361,500) square foot distribution facility located in Knoxville, Tennessee and approximately 30 acres of land on which such building is located for sixteen million five hundred thousand dollars ($16,500,000). The right to exercise the option terminates on June 1, 2011.

On December 6, 2010, the registrant determined that signing the option agreement represents a change in circumstances in the intended use of such building and land and, concluded that its current carrying value is not recoverable. As a result, the registrant will recognize a pre-tax impairment loss on the building and land in the 2010 fourth quarter in the range of $2,700,000 to $3,100,000, which includes estimated selling costs in the range of $700,000 to $1,000,000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SJW Corp.
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December 10, 2010            /s/ James P. Lynch
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                            James P. Lynch, Chief Financial
                            Officer and Treasurer